CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Putnam Convertible Income-Growth Trust:

We consent to the use of our report, dated December 10, 2009, incorporated in this Registration Statement by reference, with respect to the financial statements of the Putnam Convertible Income-Growth Trust and to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
February 23, 2010